UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 14, 2015

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective October 14, 2015, Darling Ingredients Inc. (the “Company”) and its bank group entered into an amendment (the “Third Amendment”) to its Second Amended and Restated Credit Agreement, dated as of January 6, 2014 (the “Credit Agreement”), among the Company, as borrower, the other subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent, the lending institutions party thereto and the other agents party thereto.
Consistent with certain emerging market trends relating to credit agreements, the Third Amendment was executed to amend the definition of Change in Control in the Credit Agreement to limit the circumstances in which a change in the composition of the board of directors of the Company will constitute a Change in Control under the Credit Agreement.
The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Third Amendment attached hereto as Exhibit 10.1.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

10.1
Third Amendment to the Second Amended and Restated Credit Agreement, dated as of October 14, 2015, among the Company, as the parent borrower, the other subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: October 14, 2015	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT LIST

Exhibit No.	Description

10.1
Third Amendment to the Second Amended and Restated Credit Agreement, dated as of October 14, 2015, among the Company, as the parent borrower, the other subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.

4